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                                                            EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the EndoSonics Corporation Restated 1988 Stock Option Plan, Certain Option Grant To Mr. Salquist Pursuant To A Written Compensation Agreement, Cardiometrics, Inc. 1995 Stock Incentive Plan, and 1985 Stock Option Plan of our report dated February 14, 1997, with respect to the consolidated financial statements and schedule of EndoSonics Corporation included in its Annual Report (Form 10-K/A) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                  /s/ Ernst & Young LLP
Sacramento, California
July 28, 1997